Innventure Announces Formation of Strategic Review Committee to Review Range of Capital Strategies
Company Reiterates Commitment to Addressing Liquidity Needs in Disciplined Manner at the Direction of the Enhanced Board and Management Team
ORLANDO, Fla., November 2, 2026 (GLOBE NEWSWIRE) -- Innventure, Inc. (NASDAQ: INV) ("Innventure" or the "Company"), today announced that its Board of Directors (the "Board") has formed a Strategic Review Committee (the “Committee”) of disinterested directors to oversee a wide range of strategic matters, including an evaluation of capital strategies and other strategic priorities to create shareholder value.
“We are committed to continuing to take actions aimed at enhancing shareholder value, and we value constructive investor feedback as we work through this process,” said Bruce Brown, Chairman. “The Board and management team are focused on evaluating strategies with particular attention to capital efficiency. As the Strategic Review Committee conducts its work, Innventure remains focused on reducing parent company operating costs, addressing near-term liquidity requirements, and supporting independent fundraising efforts at each of our operating companies.”
Initiation of Strategic Review
The Committee is working with independent financial advisors to support a comprehensive review of capital strategies and has been actively considering potential avenues to strengthen the Company’s financial position. The Committee, Board, and management team will continue to act in shareholders’ best interests and support the review process. No timetable has been set for the conclusion of the review, and no decisions have been made regarding potential actions.
Capital Management and Funding Plans (ATM, Accelsius, AeroFlexx and Refinity)
Innventure has undertaken significant actions, including a decrease in headcount since the end of Q1 from 40 to 15, reducing payroll costs by approximately 57%, excluding severance costs. The Company continues to explore additional cost-cutting initiatives.
Innventure has near-term liquidity requirements at the parent-company level given that the majority of the consolidated balance sheet cash Innventure reports is attributable to Accelsius. The Company aims to meet its obligations while maintaining financial discipline, minimizing unnecessary dilution, and preserving the value of its operating company interests. Innventure is fully supportive of independent capital formation at its operating companies, including Accelsius, which has engaged Evercore Group L.L.C. to act as its financial advisor in connection with evaluating its private capital formation needs and alternatives.
To address near-term liquidity needs, Innventure established its at-the-market equity offering program (the "ATM") on October 6, 2026, as an alternative to the $75 million Standby Equity Purchase Agreement that Innventure entered into in 2023 in connection with going public. The addition of this program does not increase the amount of capital the Company intends to raise in the aggregate. Rather, it provides an additional tool that the Company can employ selectively as capital needs arise, after considering funding requirements, prevailing market conditions and the dilutive impact on shareholders. The Company does not intend to use the ATM to raise capital for Accelsius at current share prices or raise the full $60 million available under the ATM.
Innventure continues to believe that it is in the best interest of shareholders to limit its ongoing funding of AeroFlexx and Refinity while continuing to pursue strategic alternatives for both companies, including potential sales and interim third-party financings. Accordingly, Innventure intends to conclude funding for AeroFlexx within the next month and Refinity by the end of the year, with funding during this interim period subject to the oversight of the Committee. While material cost reductions were initiated at Refinity and it was previously indicated it would be self-funded beginning in October 2026, the Company now believes that providing Refinity with limited capital in the near term is prudent to allow Refinity additional time and opportunity to achieve a potential outcome that may preserve or realize value for Innventure shareholders.
Enhanced Governance
Over the past several months, Innventure has taken steps to strengthen its governance, independence and leadership, including appointing Michael Madon as an independent director and reducing the size of the Board from nine to seven directors, six of whom are independent. The Company’s Board includes highly qualified individuals with the right mix of skills across technology and R&D commercialization, finance, capital markets, and public company governance to support management.
On September 1, Dr. Bill Grieco assumed the role of Chief Executive Officer and on October 19, Eric Stober joined as Chief Financial Officer. Dr. Grieco is a seasoned entrepreneur and proven leader in technology commercialization with 25 years of experience scaling R&D and commercialization organizations across the chemical, pharmaceutical, clean tech, and specialty materials industries. Mr. Stober is a finance executive with more than two decades of experience across public companies, capital markets, and strategic transactions, most recently serving as CFO of Capital Factory and previously as CFO of Astrotech Corporation, where he played a key role in restructuring the company and managed the sale of its satellite operations business to Lockheed Martin.
These appointments reflect the Board's commitment to rigorous, independent oversight as the Company focuses on disciplined capital allocation and evaluates the full range of avenues to create shareholder value.
The Company recognizes the importance of providing shareholders with clear information regarding its strategic direction and capital allocation priorities. Innventure intends to provide additional updates as appropriate as it advances these initiatives and reaches meaningful milestones.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Innventure, Accelsius, or any of its other operating companies, nor shall there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About Innventure
Innventure (NASDAQ: INV) builds and scales the companies that it has founded as they commercialize new technologies. Innventure is focused on preserving and maximizing the value of its operating company interests for shareholders through disciplined capital allocation, focused execution, strong governance, and strategic initiatives. Learn more at innventure.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “will,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current assumptions and expectations of future events that are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.
These risks and uncertainties include, but are not limited to, those factors described in Innventure’s public filings with the U.S. Securities and Exchange Commission, including, but not limited to, the following: Innventure’s and its subsidiaries’ ability to execute on their strategies, book sales and achieve future financial performance; Innventure’s ability to identify and execute on alternatives to strengthen its financial position; Innventure’s or each operating company’s respective ability to secure financing and/or other value-enhancing transactions, in each case as applicable, on acceptable terms or at all, including with respect to the dilution of Innventure’s interests in its operating companies; developments and projections relating to Innventure’s and its subsidiaries’ competitors and industry; the implementation, adoption, market acceptance and success of Innventure’s and its subsidiaries’ products, business models and growth strategies; Innventure’s and its subsidiaries’ ability to generate sufficient revenue and operating cash flow; the timing and magnitude of expected cash expenditures; the availability, timing and terms of additional financing, including debt or equity financing at Innventure or its subsidiaries; market conditions affecting access to capital; potential dilution resulting from future financings at Innventure or its subsidiaries; if additional funding is unavailable, or cannot be obtained on acceptable terms or in sufficient amounts or on a timely basis, AeroFlexx or Refinity may be required to wind up or cease operations; potential goodwill, intangible asset, and other asset impairment charges, write-offs of intercompany advances, and other costs and liabilities associated with any such wind-down or cessation of operations; the risk that one or both of AeroFlexx or Refinity may be unable to continue as a going concern if additional funding is not obtained; Innventure’s ability to successfully implement cost reduction initiatives; risks related to recent shareholder litigation; changes in economic conditions; competitive pressures; regulatory developments; and Innventure’s ability to maintain control over its subsidiaries.
The foregoing factors are not exhaustive. For a more complete discussion of the risks and uncertainties that may affect Innventure's forward-looking statements, see the 'Risk Factors' section of Innventure's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Forward‑looking statements speak only as of the date of this release, and Innventure undertakes no obligation to update them, whether as a result of new information, future events, changes in assumptions or expectations, or otherwise, except as required by applicable law or the rules of any stock exchange on which Innventure's securities are listed.
Investor Relations Contact
Kyle Nagarkar, Solebury Strategic Communications
investorrelations@innventure.com

Media Contact
Bryan Locke / Charlotte Kiaie, FGS Global
Innventure@fgsglobal.com